Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact Information:

Wayne W. Byers
(770) 805-6873
wbyers@ebank.com
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                    ebank Financial Services, Inc. Announces
                    the Sale of Peachtree Capital Corporation

     ATLANTA, GA, January 10, 2003 - ebank Financial Services, Inc. (OTC BB:
EBDC.OB) announced today that on January 7, 2003 it entered into a definitive agreement and closed the sale of all of the outstanding capital stock of Peachtree Capital Corporation, a securities brokerage company, to Caroline O. and Steven Harless. The agreement is effective as of December 31, 2002. In exchange for all the capital stock of Peachtree Capital, Caroline O. and Steven Harless, delivered to ebank Financial Services (1) 76,792 previously issued shares of it's Series B-1 preferred stock valued at $225,000; (2) 76,792 previously issued shares of it's Series B-2 preferred stock valued at $225,000; and (3) a cash payment of $578,000. The amount of consideration was determined based upon arm's length negotiations. Pursuant to the agreement, Ms. Harless also resigned as a director of ebank Financial Services.


     Based in Atlanta, GA, ebank Financial Services, Inc., formerly known as ebank.com, Inc., is a unitary thrift holding company that serves the financial needs of both retail and small business customers nationwide through its Atlanta-based banking center and the Internet. The company's subsidiary thrift, ebank, provides a broad array of financial products and services to its small business and retail customers, including checking accounts, money markets, CDs, ATM cards, equipment leasing, home loans, commercial loans, credit cards and bill payment services. For more information, visit www.ebank.com.

     Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective, such as statements relating to ebank's future business strategies. These statements are based on many assumptions and estimates, many of which are beyond ebank Financial Services' control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, identify such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of ebank Financial Sercies and its management. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks such as (1) ebank Financial Services' limited operating history; (2) whether ebank Financial Services can successfully implement its new business strategies or will need additional capital; and (3) whether ebank Financial Services can manage its projected growth.

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